Exhibit 99.1

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS STRONG THIRD QUARTER 2009 RESULTS

- Revenue growth of 14% to $1.8 billion driven by a 12% increase in attendance -

- Income from continuing operations before taxes growth of 53% to $96 million -

- Free Cash Flow nearly doubles to $123 million -

LOS ANGELES – November 9, 2009 – Live Nation (NYSE: LYV) released financial results for the three months ended September 30, 2009 today.

Quarterly Summary Results
Unaudited; $ in millions
	Q3 2009	Q3 2008

Revenue	$1,808.3	$1,588.5

Adjusted Operating Income	$160.8	$109.5

Operating Income	$114.8	$75.5

Free Cash Flow	$123.2	$64.4

“We generated robust organic growth from our operations during the third quarter as we focused on executing our fundamentals with excellence during the peak concert season,” said Michael Rapino, President and Chief Executive Officer of Live Nation. “Our dedication to driving efficiencies across our core operations helped drive solid free cash flow of $123 million in the third quarter as we continue to focus on reducing our overall leverage. Our ability to generate strong attendance growth of 12% despite the worst economic climate in decades speaks to the strength of our concert platform and our ongoing focus on improving how we promote, price and distribute live music products to millions of fans globally.”

“The launch of our new e-commerce ticketing site has allowed us to start vertically integrating into a high-growth sector and improve our core business of selling more tickets directly to fans,” Rapino continued. “There is more that we want to do, but Livenation.com is already a highly ranked music destination attracting millions of fans daily, seeking tickets and information on their favorite concerts. Despite a challenging advertising environment, we have also grown our sponsorship revenue by almost 5% year-to-date which illustrates our ability to connect brands, concerts and music fans. With these growth levers, along with our disciplined approach to cost management, we believe that we are well-positioned to deliver healthy gains in our annual cash flows with a priority on reducing our long-term debt and strengthening our balance sheet.”

Highlights:

•

Recently completed the sale of our remaining U.K. theater assets, in two transactions, for aggregate gross sales proceeds of approximately $160 million. Half of the net proceeds, currently estimated at approximately $111 million, will be applied as a permanent reduction in our term loans.

•

Through our LiveNation.com network, we have sold 10.6 million tickets globally since the beginning of 2009, including 3.0 million tickets sold in the third quarter of 2009. This total for the year includes 1.7 million tickets sold internationally.

•	We had continued success with our “No Service Fee Wednesday” promotion, selling over 816,000 tickets in North America through this program during 2009.

•

Our LiveNation.com network was ranked 5th by Nielsen NetView among the most-visited domestic music websites, with 5.0 million unique visitors in the month of July. Traffic to our website has increased by over 55% in the first nine months of the year as compared to last year.

•	Reported revenue of $1.8 billion for the third quarter reflects an increase of $220 million over the third quarter of 2008. Revenue on a constant currency basis was up 19% over the prior year.

•

Sponsorship revenue totaled $78.5 million during the third quarter, an increase of 4.4% over the prior year. In October 2009, Live Nation formed a multi-year strategic sponsorship and marketing alliance with Coca-Cola that leverages the company’s artist-to-fan distribution platform.

•

Income from continuing operations for the third quarter was $79.2 million as compared to $30.7 million in 2008, after adjusting 2008 for the tax benefit of $64.1 million recorded in continuing operations related to discontinued operations. For the first nine months of 2009, the loss from continuing operations was ($50.8) million as compared to ($59.6) million in 2008, after adjusting 2008 for the tax benefit of $83.1 million recorded in continuing operations related to discontinued operations.

•

We continue the process of seeking regulatory approval for our pending merger with Ticketmaster Entertainment, Inc. and we currently expect that this transaction will be completed in the first quarter of 2010. For the third quarter of 2009, we incurred $7.8 million of acquisition transaction expenses. These costs are now required to be expensed under new accounting rules in 2009 and therefore reduced our operating income for the period.

Key operating metrics related to our business for the third quarter and nine months ended September 30 are outlined below:

METRICS

(Unaudited; $ in millions except as noted)

Key Drivers	Q3 2009	Q3 2008	Variance	9 months 2009	9 months 2008	Variance
Global Music
Talent Costs and Other Event Direct Operating Expenses	$1,459.2	$1,288.6	13.2%	$2,659.3	$2,559.3	3.9%
Talent and Other Event Expenses as % of Total Revenue	82.8%	82.3%		81.5%	80.9%
Number of Live Rights (Concerts) (est.)	4,750	4,790	(0.8)%	14,902	15,103	(1.3)%
Total Attendance (est.)	19,551,000	17,471,000	11.9%	39,721,000	38,836,000	2.3%
Ancillary Revenue per Attendee - NA Music Amps only*	$17.58	$17.02	3.3%	$17.78	$17.24	3.1%
Total Revenue per Attendee	$90.18	$89.60	0.6%	$82.13	$81.47	0.8%

Sponsorship
Number of Sponsors (est.) - as of September 30, 2009	793	770	3.0%	793	770	3.0%
Sponsorship Revenue Recognized	$78.5	$75.2	4.4%	$144.6	$138.2	4.6%
Average Revenue per Sponsor (rounded, whole $)	$99,000	$98,000	1.0%	$182,000	$179,000	1.7%

*	Excludes rentals

FINANCIAL HIGHLIGHTS – 3rd QUARTER

(Unaudited)

	Q3 2009	Q3 2008	Growth
	$ in millions
Revenue
North American Music	$1,036.2	$962.3	7.7%
International Music	726.9	603.1	20.5%
Ticketing	30.2	6.7	**
Other	15.0	16.4	(8.5)%

	$1,808.3	$1,588.5	13.8%

				Margins
Adjusted Operating Income (Loss)				Q3 2009	Q3 2008
North American Music	$99.4	$75.5	31.6%	9.6%	7.8%
International Music	57.6	47.2	22.0%	7.9%	7.8%
Ticketing	12.5	(5.1)	**	41.4%	**
Other	5.4	2.6	**
Corporate	(14.1)	(10.7)	(31.8)%

	$160.8	$109.5	46.9%	8.9%	6.9%

Operating Income (Loss)
North American Music	$71.9	$56.6	27.0%	6.9%	5.9%
International Music	50.7	38.6	31.3%	7.0%	6.4%
Ticketing	9.5	(6.5)	**	31.5%	**
Other	6.4	0.4	**
Corporate	(15.9)	(13.6)	(16.9)%

	$122.6	$75.5	62.4%	6.8%	4.8%

Acquisition Transaction Expenses:
International Music	(0.7)	—	**
Corporate	(7.1)	—	**

	$114.8	$75.5	52.1%	6.3%	4.8%

**	percentages not meaningful

The highlights of our financial information for the third quarter of 2009, as compared to the third quarter of 2008, are as follows:

Revenue change – Total increase of $219.8 million, primarily driven by:

•

$218.3 million – Increase in International Music due to the re-opening of the O2 in Dublin, strong festival performance in the United Kingdom and Belgium and strong stadium shows for our global touring artists U2 and Madonna.

•	$57.2 million – Increase in North American Music primarily due to higher attendance at arena shows and third-party venues and the opening of our new House of Blues clubs in Houston and Boston.

•	$24.5 million – Acquisition of De-Lux in North American Music.

•	$23.5 million – Increase in Ticketing due to increased service charge revenue from our new ticketing platform.

•	($16.8) million – Decrease in International Music related to the divestiture of F&P Italia.

•	($88.1) million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total increase of $51.3 million, primarily driven by:

•	$24.3 million – Increase in North American Music primarily due to increased show results for arena tours combined with lower fixed costs due to cost-saving initiatives.

•	$17.7 million – Increase in International Music primarily due to strong stadium shows and festivals in the United Kingdom and Belgium and the reopening of the O2 Dublin.

•	$17.6 million – Increase in Ticketing due to increased net revenue from ticket service charges related to events that occurred during the third quarter of 2009.

•	($8.5) million – Foreign exchange movements, primarily in International Music.

Operating Income (Loss) change – Total increase of $39.3 million, primarily driven by:

•	$51.3 million – Overall increase in adjusted operating income noted above.

•

($5.9) million – Higher depreciation and amortization expense due to an increase primarily in our North American Music segment driven by higher amortization of intangible assets associated with certain artist rights agreements.

•

($7.8) million – Acquisition transaction expenses in Corporate and International Music which are now required to be expensed under new accounting rules in 2009. These costs are primarily related to our planned merger with Ticketmaster Entertainment, Inc.

FINANCIAL HIGHLIGHTS – NINE MONTHS ENDED SEPTEMBER 30

(Unaudited)

	9 months 2009	9 months 2008	Growth
	$ in millions
Revenue
North American Music	$2,051.8	$1,989.1	3.2%
International Music	1,210.6	1,175.0	3.0%
Ticketing	60.5	19.8	**
Other	47.7	67.0	(28.8)%

	$3,370.6	$3,250.9	3.7%

				Margins
Adjusted Operating Income (Loss)				9 months 2009	9 months 2008
North American Music	$101.9	$100.7	1.2%	5.0%	5.1%
International Music	85.9	69.7	23.2%	7.1%	5.9%
Ticketing	8.6	(11.1)	**	14.2%	**
Other	16.5	12.5	32.0%
Corporate	(35.3)	(30.3)	(16.5)%

	$177.6	$141.5	25.5%	5.3%	4.4%

Operating Income (Loss)
North American Music	$20.5	$36.9	(44.4)%	1.0%	1.9%
International Music	61.4	42.6	44.1%	5.1%	3.6%
Ticketing	(1.1)	(14.7)	**	(1.8%)	**
Other	14.6	6.3	**
Corporate	(41.9)	(38.1)	(10.0)%

	53.5	33.0	62.1%	1.6%	1.0%

Acquisition Transaction Expenses:
International Music	(0.8)	—	**
Corporate	(25.7)	—	**

	$27.0	$33.0	(18.2)%	0.8%	1.0%

**	percentages not meaningful

The highlights of our financial information for the nine-month period ended September 30, 2009, as compared to the same period in 2008, are as follows:

Revenue change – Total increase of $119.7 million, primarily driven by:

•

$239.6 million – Increase in International Music driven by strong stadium shows for global touring artists including U2 and Madonna, improved festival performance in the United Kingdom and Belgium and the reopening of the O2 Dublin.

•	$63.5 million – Acquisitions of De-Lux in North American Music and DF Concerts and other smaller acquisitions in International Music.

•	$40.7 million – Increase in Ticketing due to our new ticketing platform and ticketing-related sponsorship revenue.

•

$37.6 million – Increase in North American Music primarily due to the opening of our new House of Blues clubs in Houston and Boston and increased attendance and average ticket prices and/or ancillary revenue per fan at third-party venues and arenas.

•	($33.8) million – Decrease in International Music related to the divestiture of F&P Italia.

•	($223.0) million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total increase of $36.1 million, primarily driven by:

•	$29.0 million – Increase in International Music due to the reopening of the O2 Dublin and improved festival performance in the United Kingdom and Belgium.

•

$19.7 million – Improvement in Ticketing due to increased net revenue from ticket service charges related to events that occurred during the first nine months of 2009 along with ticketing-related sponsorships.

•	($17.4) million – Foreign exchange movements, primarily in International Music.

Operating Income (Loss) change – Total decrease of $6.0 million, primarily driven by:

•	$36.1 million – Overall increase in Adjusted Operating Income (Loss) noted above.

•

($26.5) million – Acquisition transaction expenses in Corporate and International Music, primarily related to our planned merger with Ticketmaster, which are now required to be expensed under new accounting rules in 2009.

•

($18.9) million – Higher depreciation and amortization expense primarily due to increases in our North American Music and Ticketing segments associated with artist rights amortization, the Boston asset sale impairment in the first quarter and the opening of our new venues, along with increased depreciation related to our ticketing and website platforms.

Other Information –

•

As of September 30, 2009, our cash and cash equivalents were $258.1 million and our total long-term debt was $854.6 million, including $150.0 million outstanding on our revolving credit facility. Free cash as of September 30, 2009 was $9.6 million and free cash flow was $123.2 million for the third quarter of 2009 as compared to $64.4 million for the same period in 2008.

•

For the nine months ended September 30, 2009, maintenance capital expenditures were $13.9 million and capital expenditures for revenue generating projects were $25.4 million, a total decline of $99.2 million compared to last year due to the 2008 development and renovation of various venues, including the O2 Dublin, House of Blues clubs in Houston and Boston and the AMG venue expansion in Sheffield, along with the ticketing roll-out.

•

For the nine months ended September 30, 2009, our net cash provided by operating activities was $58.1 million, an increase of $129.5 million over the same period in 2008 primarily from the changes in event-related operating accounts which are dependent on the timing, size and number of events for upcoming periods.

About Live Nation:

Live Nation’s mission is to maximize the live concert experience. Our core business is producing, marketing and selling live concerts for artists via our global concert pipe. Live Nation is the largest producer of live concerts in the world, annually producing over 22,000 concerts for 1,600 artists in 33 countries. During 2008, the company sold over 50 million concert tickets and drove over 70 million unique visitors to LiveNation.com. Live Nation is transforming the concert business by expanding its concert platform into ticketing and building the industry’s first artist-to-fan vertically integrated concert platform. The company is headquartered in Los Angeles, California and is listed on the New York Stock Exchange, trading under the symbol LYV. For additional information about the company, please visit www.livenation.com/investors.

Conference Call:

The company will host a teleconference today, November 9th, 2009 at 5:30 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 33530649. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through November 16, 2009.

Media Contact:	Investor Contact:

John Vlautin	Linda Bandov
Live Nation, Inc.	Live Nation, Inc.
(310) 867-7000	(310) 867-7000
johnvlautin@livenation.com	lindabandov@livenation.com

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands except share and per share data)

Revenue	$1,808,296	$1,588,462	$3,370,569	$3,250,886
Operating expenses:
Direct operating expenses	1,470,674	1,295,416	2,689,397	2,589,443
Selling, general and administrative expenses	164,104	174,245	472,379	495,311
Depreciation and amortization	37,401	31,490	117,699	98,761
Gain on sale of operating assets	(2,672)	(1,230)	(3,658)	(781)
Corporate expenses	16,190	13,062	41,284	35,177
Acquisition transaction expenses	7,780	—	26,515	—

Operating income	114,819	75,479	26,953	32,975
Interest expense	17,438	17,220	50,702	51,307
Interest income	(348)	(2,978)	(2,019)	(8,406)
Equity in earnings of nonconsolidated affiliates	(499)	(1,979)	(1,982)	(871)
Other expense (income) — net	2,206	277	2,815	(838)

Income (loss) from continuing operations before income taxes	96,022	62,939	(22,563)	(8,217)
Income tax expense (benefit):
Current	17,918	(32,318)	30,590	(37,870)
Deferred	(1,068)	470	(2,360)	6,132

Income (loss) from continuing operations	79,172	94,787	(50,793)	23,521
Income from discontinued operations, net of tax	—	47,550	—	76,456

Net income (loss)	79,172	142,337	(50,793)	99,977
Net income (loss) attributable to noncontrolling interests	9,925	4,344	9,865	(123)

Net income (loss) attributable to Live Nation, Inc.)	$69,247	$137,993	$(60,658)	$100,100

Basic net income (loss) per common share attributable to common stockholders:
Income (loss) from continuing operations attributable to Live Nation, Inc.	$0.82	$1.17	$(0.74)	$0.31
Income from discontinued operations attributable to Live Nation, Inc.	—	0.61	—	1.00

Net income (loss) attributable to Live Nation, Inc.	$0.82	$1.78	$(0.74)	$1.31

Diluted net income (loss) per common share attributable to common stockholders:
Income (loss) from continuing operations attributable to Live Nation, Inc	$0.78	$1.10	$(0.74)	$0.31
Income from discontinued operations attributable to Live Nation, Inc	—	0.56	—	1.00

Net income (loss) attributable to Live Nation, Inc.	$0.78	$1.66	$(0.74)	$1.31

Weighted average common shares outstanding:
Basic	83,631,558	76,230,900	82,296,605	75,647,661

Diluted	92,717,666	84,513,127	82,296,605	76,230,602

CONSOLIDATED BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS	(in thousands)
CURRENT ASSETS
Cash and cash equivalents	$258,089	$199,660
Accounts receivable, less allowance of $5,914 as of September 30, 2009 and $10,376 as of December 31, 2008	324,835	217,286
Prepaid expenses	330,985	194,355
Other current assets	40,405	28,517

Total Current Assets	954,314	639,818
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	1,006,324	990,433
Furniture and other equipment	276,020	260,524
Construction in progress	27,819	41,282

	1,310,163	1,292,239
Less accumulated depreciation	457,685	404,504

	852,478	887,735

INTANGIBLE ASSETS
Intangible assets — net	488,440	514,469
Goodwill	209,098	205,296
OTHER LONG-TERM ASSETS
Notes receivable, less allowance of $556 as of September 30, 2009 and $562 as of December 31, 2008	255	672
Investments in nonconsolidated affiliates	18,193	18,519
Other long-term assets	174,083	210,214

Total Assets	$2,696,861	$2,476,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$88,294	$53,563
Accrued expenses	540,617	378,992
Deferred revenue	275,535	225,664
Current portion of long-term debt	50,106	48,637
Other current liabilities	23,840	64,381

Total Current Liabilities	978,392	771,237
Long-term debt, net of discount	804,477	775,483
Other long-term liabilities	140,219	146,360
Series A and Series B redeemable preferred stock	40,000	40,000
Commitments and contingent liabilities
STOCKHOLDERS’ EQUITY
Common stock	859	785
Additional paid-in capital	1,090,953	1,063,564
Retained deficit	(434,264)	(373,606)
Cost of shares held in treasury	(9,514)	(7,861)
Accumulated other comprehensive income (loss)	8,634	(961)

Total Live Nation, Inc. stockholders’ equity	656,668	681,921
Noncontrolling Interests	77,105	61,722

Total Stockholders’ Equity	733,773	743,643

Total Liabilities and Stockholders’ Equity	$2,696,861	$2,476,723

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2009	2008
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(50,793)	$99,977
Reconciling items:
Depreciation	76,033	57,981
Amortization of intangibles	41,666	54,572
Impairment of operational assets	—	16,035
Deferred income tax expense (benefit)	(2,360)	6,132
Amortization of debt issuance costs	2,763	3,106
Amortization of debt discount	6,528	5,923
Non-cash compensation expense	10,011	9,588
Gain on sale of operating assets	(3,658)	(167,797)
Equity in losses (earnings) of nonconsolidated affiliates	(1,982)	673
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(108,003)	(126,615)
Increase in prepaid expenses	(73,228)	(83,259)
Increase in other assets	(22,522)	(89,552)
Increase in accounts payable, accrued expenses and other liabilities	184,611	89,288
Increase (decrease) in deferred revenue	(995)	52,885
Decrease in other — net	—	(401)

Net cash provided by (used in) operating activities	58,071	(71,464)
CASH FLOWS FROM INVESTING ACTIVITIES
Collections of notes receivable	616	106
Advances to notes receivable	(555)	—
Distributions from nonconsolidated affiliates	2,223	4,976
Investments made in nonconsolidated affiliates	(821)	(255)
Purchases of property, plant and equipment	(39,358)	(138,550)
Proceeds from disposal of operating assets, net of cash divested	38,516	194,286
Cash paid for acquisitions, net of cash acquired	(12,538)	(35,977)
Purchases of intangible assets	(27,863)	(18,816)
Decrease in other — net	187	308

Net cash provided by (used in) investing activities	(39,593)	6,078
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	430,511	275,242
Payments on long-term debt	(416,143)	(327,614)
Contributions from noncontrolling interest partners	—	8,847
Distributions to noncontrolling interest partners	(816)	(1,845)
Proceeds from exercise of stock options	—	636
Issuance of treasury stock	1,553	—
Payments for purchases of common stock	(5,803)	(3,628)

Net cash provided by (used in) financing activities	9,302	(48,362)
Effect of exchange rate changes on cash and cash equivalents	30,649	(19,327)

Net increase (decrease) in cash and cash equivalents	58,429	(133,075)
Cash and cash equivalents at beginning of period	199,660	338,991

Cash and cash equivalents at end of period	$258,089	$205,916

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of Live Nation’s business, including its prospects for delivering increased annual cash flows, reducing its long-term debt and strengthening its balance sheet; the company’s anticipated achievement of its strategic objectives, including with respect to its new e-commerce ticketing site; the company’s planned capital expenditures for the remainder of 2009; and the anticipated timing of the closing of the company’s pending merger with Ticketmaster Entertainment, Inc. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, as amended and as updated by the company’s Current Reports on Form 8-K filed with the SEC on May 28, 2009 and September 16, 2009, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss) is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition transaction expenses, depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted Operating Income (Loss) to evaluate the performance of its operating segments. The company believes that information about Adjusted Operating Income (Loss) assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted Operating Income (Loss) is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted Operating Income (Loss) as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted Operating Income (Loss) should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted Operating Income (Loss) as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less net cash interest expense, less current tax expense, less maintenance capital expenditures, less distributions to noncontrolling interest partners plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented above may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less event-related deferred revenue, less accrued artist fees, less collections on behalf of others plus prepaids related to artist settlements and events. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance venue and other revenue generating expenditures. Free cash is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Acquisition transaction expenses	Operating income (loss)
	Three months ended September 30, 2009

North American Music	$99.4	$1.5	$(0.1)	$26.1	$—	$71.9
International Music	57.6	0.3	(0.1)	6.7	0.7	50.0
Ticketing	12.5	0.1	—	2.9	—	9.5
Other	5.4	—	(2.5)	1.5	—	6.4
Corporate	(14.1)	1.6	—	0.2	7.1	(23.0)

Total Live Nation	$160.8	$3.5	$(2.7)	$37.4	$7.8	$114.8

	Three months ended September 30, 2008

North American Music	$75.5	$0.9	$(0.7)	$18.7	$—	$56.6
International Music	47.2	0.3	—	8.3	—	38.6
Ticketing	(5.1)	0.1	—	1.3	—	(6.5)
Other	2.6	—	—	2.2	—	0.4
Corporate	(10.7)	2.4	(0.5)	1.0	—	(13.6)

Total Live Nation	$109.5	$3.7	$(1.2)	$31.5	$—	$75.5

	Nine months ended September 30, 2009

North American Music	$101.9	$3.3	$(1.0)	$79.1	$—	$20.5
International Music	85.9	1.1	(0.2)	23.6	0.8	60.6
Ticketing	8.6	0.2	—	9.5	—	(1.1)
Other	16.5	—	(2.5)	4.4	—	14.6
Corporate	(35.3)	5.5	—	1.1	25.7	(67.6)

Total Live Nation	$177.6	$10.1	$(3.7)	$117.7	$26.5	$27.0

	Nine months ended September 30, 2008

North American Music	$100.7	$4.9	$(0.8)	$59.7	$—	$36.9
International Music	69.7	0.5	—	26.6	—	42.6
Ticketing	(11.1)	0.3	—	3.3	—	(14.7)
Other	12.5	—	(0.2)	6.4	—	6.3
Corporate	(30.3)	4.8	0.2	2.8	—	(38.1)

Total Live Nation	$141.5	$10.5	$(0.8)	$98.8	$—	$33.0

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

in ($ in millions)	Q3 2009	Q3 2008
Adjusted operating income	$160.8	$109.5
Less: Cash interest expense — net	(13.8)	(10.6)
Current tax expense	(17.9)	(31.7)
Maintenance capital expenditures	(5.3)	(2.6)
Distributions to noncontrolling interest partners	(0.5)	(1.4)
Distributions from (contributions to) investments in nonconsolidated affiliates	(0.1)	1.2

Free cash flow	$123.2	$64.4

in ($ in millions)	9 months 2009	9 months 2008
Adjusted operating income	$177.6	$141.5
Less: Cash interest expense — net	(39.4)	(33.9)
Current tax expense	(30.6)	(45.3)
Maintenance capital expenditures	(13.9)	(21.7)
Distributions to noncontrolling interest partners	(0.8)	(1.8)
Distributions from (contributions to) investments in nonconsolidated affiliates	1.4	4.7

Free cash flow	$94.3	$43.5

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	September 30, 2009
Cash and cash equivalents	$258.1
Deferred revenue – event-related	$(258.2)
Accrued artist fees	$(63.3)
Collections on behalf of others	$(91.8)
Prepaids related to artist settlements/events	$164.8

Free cash	$9.6